SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 5, 2008
Date of Report
(Date of Earliest Event Reported)

Commission File No. 33-11986-LA

Crown Partners, Inc.
(Exact name of Registrant as specified in its charter)

Nevada, USA	91-2008803
(State of Incorporation)	(IRS Employer Identification No.)

9680 W Tropicana Suite 117 Las Vegas NV 89147
(Address of principal executive offices)(Zip Code)

Company's telephone number, including area code: (702) 448-1543

ITEM 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

On June 5, 2008, Crown Partners, Inc. (the "Company") appointed Kenneth Bosket a director of the Company. Mr. Bosket was appointed to fill the vacancy caused by Dr. Salmassi's resignation. Arnulfo Saucedo has been appointed as Chairman of the Board of Directors effective immediately.

Mr. Bosket retired from Sprint in 2000 after 25 years with Sprint. Mr. Bosket is co-founder of JaHMa, a music company in Las Vegas, Nevada and has worked with them since 2004. Mr. Bosket has been working with Crown Trading Systems, Inc., a wholly-owned subsidiary of the Company, for the past nine months. Mr. Bosket has a Masters of Business Administration from the University of Phoenix and a Bachelor's of Business Administration from National University.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

June 5, 2008	CROWN PARTNERS, INC.

	By:	/s/ Arnulfo Saucedo
Arnulfo Saucedo, CEO